Exhibit 99.1

Sino-Global and Rocklands Richfield Limited Postpone Establishment of Joint Venture

Beijing, China, June 11, 2009 - Sino-Global Shipping America, Ltd. (Nasdaq: SINO) (“Sino-Global” or the “Company”), a leading, non-state-owned provider of shipping agency services operating primarily in China, and Australia-based Rocklands Richfield Limited (“Rocklands Richfield” or “RCI”) today announced that they have agreed to postpone the establishment of the joint-venture that was announced on February 25, 2009.

“After discussions with RCI, we believe it is in the best interest of our shareholders to put this joint venture on hold,” explained Mr. Cao Lei, Sino-Global’s chief executive officer. “While we continue to believe the joint venture would be beneficial to both companies when economic conditions have improved, our main concern is making sure we are using our own capital prudently. We will certainly keep the financial community fully informed of any developments. In the meantime, we continue to seek out opportunities that allow us to leverage our extensive experience providing shipping agency services into complementary areas such as handling cargo, chartering ships, and to provide shipping agency services encompassing river transportation in mainland China.”

On February 25, 2009, Sino-Global and RCI signed an agreement to establish a joint-venture company serving as a shipping operator for cargo ships carrying imported goods to China. RCI and Sino-Global anticipated that the joint-venture would primarily serve coal-carrying ships from RCI’s mining operations in Australia to its coke processing facilities in China.

About Rocklands Richfield Limited

Rocklands Richfield is a multi-pronged company following the acquisition of CCS in October 2007. The company has two divisions, coal exploration activities in Queensland’s Bowen Basin and coke processing activities in China through CCS.

The principal business activities of CCS are the manufacture and sale of grade 2 metallurgical coke from locally sourced coals and the production of coke by-products, namely tar, crude benzene, ammonium sulphate, and coal gas. The modern coking factory is located in Huaibei in Anhui province in eastern China.

Rocklands Richfield holds tenements over three highly prospective coalfields in Queensland’s Bowen Basin; Hillalong (100% owned), Rocklands (60% owned) and Richfield (60% owned). These projects are in the vicinity of many other large producing mines including Newlands, Hail Creek and Blackwater.

About Sino-Global Shipping America, Ltd.

Registered in the United States in 2001 and operating primarily in mainland China, Sino-Global is a leading, non-state-owned provider of high-quality shipping agency services. Sino-Global offers efficient, high-quality shipping agency services to shipping companies entering Chinese ports through a combination of local branch offices and contractual arrangements in all of China’s 76 ports. With a subsidiary in Perth, Australia, where it has a contractual relationship with a local shipping agency, Sino-Global provides complete shipping agent services to companies involved in trades between Chinese and Australian ports. Sino-Global also operates a subsidiary in Hong Kong, China, to provide comprehensive shipping agent services to vessels going to and from one of the world’s busiest ports.

Sino-Global provides ship owners, operators and charters with comprehensive yet customized shipping agency services including intelligence, planning, real-time analysis and on-the-ground implementation and logistics support. Sino-Global has achieved both ISO9001 and UKAS certifications.

For more information about Sino-Global, please visit http://www.sino-global.com ..

Forward Looking Statements

No statement made in this press release should be interpreted as an offer to purchase any security. Such an offer can only be made in accordance with the Securities Act of 1933, as amended, and applicable state securities laws. Any statements contained in this release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties as identified in Sino-Global’s filings with the Securities and Exchange Commission. Actual results, events or performance may differ materially. Readers are cautioned not to place undo reliance on these forward-looking statements, which speak only as the date hereof. Specifically, Sino-Global cannot guarantee that cooperation with Rocklands Richfield Limited, or any planned shipping operation business will occur or produce any revenues or meet the prospects referenced herein. Sino-Global undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

For investor and media inquiries, please contact:

Ms. Apple Liang
Sino-Global, Beijing
Tel:   +86-10-6439-1888
Email: ir@sino-global.net

Ms. Flora Tian
Ogilvy Financial, Beijing
Tel:   +86-10-8520-6524
Email: flora.tian@ogilvy.com

SOURCE Sino-Global Shipping America, Ltd.
http://www.sino-global.com